SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-LAMSON & SESSIONS CO
          GAMCO ASSET MANAGEMENT INC.
                       1/13/06            5,000-           27.9526
                       1/10/06           18,000-           30.0113
                       1/10/06              500-           29.3250
                       1/09/06           10,000-           28.9472
                       1/09/06              500-           28.4400
                       1/06/06            1,000-           27.6770
                       1/06/06            5,000-           27.6754
                       1/05/06            5,000-           27.5270
                       1/04/06            2,000-           28.1380
                       1/04/06            1,500-           27.7600
          GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       1/13/06            5,000-           28.1680
                       1/11/06           10,000-           29.7024
                       1/10/06            5,000-           29.7577
                       1/05/06           10,000-           27.5670
                       1/04/06            5,000-           27.8010
               GABELLI ASSET FUND
                       1/10/06           10,000-           29.7577

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.